UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2005

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 25, 2005 we received notice from the Nasdaq Stock Market ("Nasdaq") that we are not in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B)(ii) due to the fact that the market value of our Nasdaq-listed securities was below $35,000,000 for the last 10 consecutive trading days. In accordance with Nasdaq Marketplace Rule 4310(c)(8)(C), we have until September 26, 2005 to regain compliance by having the market value of our Nasdaq-listed securities equal or exceed $35,000,000 for a minimum of 10 consecutive trading days. Provided, however, that under certain circumstances the Nasdaq staff may require that the market value of our Nasdaq-listed securities equal or exceed $35,000,000 for more than 10 consecutive trading days before deeming us to be in compliance with Nasdaq listing standards.

Nasdaq further informed us that we are not in compliance with Nasdaq Marketplace Rule 4310(c)(2)(B)(i) or 4310(c)(2)(B)(iii), which require minimum stockholders’ equity of $2,500,000 or, in the alternative, certain levels of positive net income from continuing operations.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to our Standby Equity Distribution Agreement ("SEDA") dated July 15, 2005, we sold 454,628 shares of common stock to Cornell Capital Partners, LP ("Cornell Capital") on August 26, 2005. In accordance with the SEDA, the number of shares was calculated as $250,000 divided by $0.5499. We selected $250,000 as the gross advance for this particular SEDA transaction. The $0.5499 price per share was calculated, under the SEDA, by multiplying the lowest daily volume weighted average price (as quoted by Bloomberg L.P.) in the five-day trading period from August 19, 2005 to August 25, 2005 by 97%. From the indicated $250,000 gross advance, we actually received cash proceeds of $237,000, net of a 5% retainage fee and a $500 structuring fee.

We have stated in a SEC registration statement that the 3% discount and the 5% retainage fee constitute underwriting discounts, as does the $515,000 commitment fee (paid in the form of 725,353 shares of our common stock) which we paid to Cornell Capital in respect of the entire $15,000,000 SEDA commitment on July 15, 2005. The 454,628 shares were issued to Cornell Capital pursuant to the Securities Act Section 4(2) registration exemption.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

August 31, 2005	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Vice President, Finance and Chief Financial Officer